Exhibit 99.2

IMPORTANT SPECIAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Special Meeting ESOP Vote Authorization

Ú PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

1.	Approval of the Agreement and Plan of Merger dated June 3, 2014 (the “Merger Agreement”), between LSB Financial Corp. (the “Corporation”) and Old National Bancorp (“Old National”) and the related Plan of Merger, concerning the merger of the Corporation with and into Old National (the “Merger”).	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends that you vote FOR Proposal 1.

2.	Approval, on an advisory (non-binding) basis of the compensation of the named executive officers of the Corporation based on or related to the Merger and the agreements and understandings concerning such compensation.	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends that you vote FOR Proposal 2.

3.	Approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes present at the Special Meeting in person or by proxy to approve the Merger Agreement and the related Plan of Merger.	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends that you vote FOR Proposal 3.

ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING, THIS VOTE AUTHORIZATION WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE TRUSTEE. THIS VOTE AUTHORIZATION, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2, and 3.

4. Vote Deadline

In order to direct the voting of the shares allocated to your account, you must sign and date this form and return in the enclosed envelope by             , 2014. Your vote is confidential and will not be disclosed to the management of LSB Financial Corp.

5. Authorized Signature. – This section must be completed for your vote to be counted. – Date and Sign Below.

Please sign exactly as name appears on this card.

Date (mm/dd/yyyy) - Please print date below.	Signature - Please keep signature within the box
/ /

Important Notice Regarding the Availability of Proxy Materials for the Special Shareholder Meeting

to be Held on             , 2014.

•        The Proxy Statement and Prospectus is available at www.lsbank.com/shareholder.htm

Ú PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

ESOP Vote Authorization – LSB FINANCIAL CORP.

101 Main Street, Lafayette, Indiana 47901

The undersigned hereby appoints First Bankers Trust Services, Inc., trustee (the “Trustee”) of the LSB Financial Corp. Employee Stock Ownership Plan and Trust (the “ESOP”), and authorizes it to vote all the shares of LSB Financial Corp. common stock which the undersigned is entitled to vote at the close of business on             , 2014, at the special meeting of shareholders to be held on             ,             , 2014, at              .m. local time, and at all adjournments or postponements thereof, as designated on this authorization.

Your vote and the votes of other participants will be tallied by the Trustee who will then vote the shares held in the ESOP FOR, AGAINST, or ABSTAIN for each proposal based on the timely voting instructions it has received from participants, and vote all shares held in the allocated position for which it has not received timely instructions “FOR”” Proposals 1, 2 and 3, in each case, so long as such vote is solely in the best interests of participants and beneficiaries and in accordance with the requirements of the Employee Retirement Income Security Act of 1974, as amended. The effect of the foregoing procedure is that all shares of LSB Financial Corp.’s common stock held in the ESOP will be voted.

The undersigned acknowledges receipt from LSB Financial Corp. prior to the execution of this authorization, of the Notice of Special Meeting scheduled to be held on             , 2014, and a proxy statement and prospectus relating to the business to be addressed at the special meeting.

YOUR VOTE IS IMPORTANT.

PLEASE MARK, SIGN, DATE AND RETURN YOUR VOTE AUTHORIZATION PROMPTLY USING THE ENCLOSED ENVELOPE.